Exhibit 10.75

Final Execution Version

“***” = CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN OMITTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

AMENDMENT NO. 2010-01 TO

MASTER SERVICES AGREEMENT

This Amendment Number 2010-01 (“Amendment 2010-01”), effective as of April 15, 2010 (the “Amendment 2010-01 Effective Date”), is between Health Net, Inc. (“Health Net”), and Cognizant Technology Solutions U.S. Corporation (“Supplier”) (each, a “Party” and collectively, the “Parties”). This Amendment 2010-01 is made with reference to the following:

A. Master Services Agreement. The Parties entered into a Master Services Agreement dated September 23, 2008 (the “Agreement”), as modified from time to time, pursuant to which Supplier provides certain business process outsourcing services to Health Net;

B. Request for Proposal Process. Pursuant to a Change Notice C20100037, dated June 6, 2010, and an amendment contained therein (“CN 20100037”), the parties changed the methodology for measuring Cognizant’s performance of its service level obligations as described more fully in Schedule B of the Agreement;

C. Voided Change Notice 20100037. Recognizing that the amendment contained in Change Notice 20100037 should not be part of a Change Notice, but should instead be a stand-alone amendment, the parties now wish to void Change Notice 20100037 and execute such stand-alone amendment.

NOW, THEREFORE, in consideration of the mutual promises, covenants, agreements and other undertakings set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1. Definitions. Defined terms used in this Amendment 2010-01 shall have the same meaning as in the Agreement unless otherwise specifically defined herein.

2. Voided Change Notice. Change Notice 20100037 is deemed void and of no effect.

3. Amended and Restated Schedule B. Schedule B of the Agreement is deleted in its entirety and replaced with the Schedule B, which is attached and incorporated into this Amendment.

4. Except as amended and modified by this Amendment, all of the terms and conditions of the Agreement shall remain in full force and effect. For the avoidance of doubt, the exhibits to Schedule B remain unchanged by, and are not attached to, this Amendment. This Amendment 2010-01 may not be modified except in writing signed by both parties hereto. This Amendment, the Agreement and exhibits and schedules thereto constitute the entire agreement of the parties with respect to the subject matter contained therein and supersede any and all prior or contemporaneous agreements between the parties, whether oral or written, concerning the subject matter contained herein.

IN WITNESS WHEREOF, the parties hereto by their duly authorized representatives executed this Amendment 2010-01 to be effective as of the Amendment 2010-01 Effective Date.

Schedule B	Health Net/Cognizant Confidential

Final Execution Version

Health Net, Inc.		CognizantTechnologySolutionsU.S.Corporation

By:	/s/ David R. Moffitt	By:	/s/ Eugene Solomonov

Print Name:	David R. Moffitt	Print Name:	Eugene Solomonov

Title:	Sourcing Manager	Title:	Corporate Counsel

Date:	02/25/2011	Date:	February 25, 2011

Schedule B	Health Net/Cognizant Confidential

Final Execution Version

SCHEDULE B

SERVICE LEVELS

Version 2.0

Schedule B	Health Net/Cognizant Confidential

Final Execution Version

SCHEDULE B

SERVICE LEVELS

Table of Contents

1	Introduction	1

2	Definitions	1
	2.1 Certain Definitions	1
	2.2 Other Terms	2

3	Measurement, reporting and supporting information	2
	3.1 Measurement	2
	3.2 Measurement Tools	2
	3.3 Reports and Supporting Information	3

4	Service Level methodology	3
	4.1 General	3
	4.2 Service Level Codes	3
	4.3 Failure to Perform	4
	4.4 Excused Service Level Failures	5
	4.5 Service Level Credits	5
	4.6 Excused SLA Penalty Methodology (f.k.a. “Earnback Opportunities”)	6

5	MODIFICATIONS AND improvements to Service Levels	6
	5.1 Deletions of Service Levels	6
	5.2 Additions of Service Levels	6
	5.3 Designation of Critical Service Levels and Weighting Factors	7
	5.4 Continuous Improvement	7
	5.5 Quarterly or Annual Meeting to adjust Service Levels	7

6	CUSTOMER SATISFACTION SURVEYS	7

Table of Exhibits

Exhibit B-1:	Service Level Metrics

Exhibit B-2:	Problem / Incident Severity Level Definitions

Exhibit B-3:	Service Request Completion Times

Schedule B	B -i	Health Net/Cognizant Confidential

Final Execution Version

SCHEDULE B

SERVICE LEVELS

1	INTRODUCTION

This Schedule B sets forth the Service Levels that Supplier is required to meet or exceed in performing certain of the Services during the Term. This Schedule also describes (a) the methodology for calculating Service Level Credits that will be provided to Health Net by Supplier if Supplier fails to meet a Critical Service Level, and (b) the process the Parties will follow to add, modify or delete Service Levels during the Term.

2	DEFINITIONS

2.1	Certain Definitions

(a)	“Amount at Risk” has the meaning given in Section 6.2 of the Terms and Conditions.

(b)	“Business Days” mean Monday through Friday (except holidays on which the offices of Health Net, as applicable, are not open for regular business). Where this Schedule B provides for the addition or subtraction of a Business Day(s), the result will mean the same time of day as the time of an event on the original Business Day (i.e., a Problem that starts at 3:00 p.m. local time on Monday is resolved by the following Business Day if such Problem is resolved by 3:00 p.m. local time on Tuesday, provided that both Monday and Tuesday are Business Days).

(c)	“Critical Service Level” means those Service Levels that are assigned a Weighting Factor and for which a Service Level Credit is payable in the event of a Critical Service Level Failure. Critical Service Levels are designated by Health Net in accordance with Section 5.3 of this Schedule B.

(d)	“Critical Service Level Failure” means, with regard to any Critical Service Level, Supplier’s failure to perform at a level that meets the corresponding Critical Service Level during any particular Measurement Period.

(e)	“Measurement Period” means, for any Service Level, the period of time during which Supplier’s actual performance of the relevant Services is to be measured against the corresponding Service Level. The Measurement Period for each Service Level is set forth on Exhibit B-1.

(f)	“Pool Percentage Available for Allocation” means *** percentage points.

(g)	“Service Levels” has the meaning given in Section 6.1 of the Terms and Conditions.

(h)	“Service Level Credit” has the meaning provided in Section 4.3(b) of this Schedule B.

(i)	“Service Level Failure” means, with regard to any Service Level, a failure by Supplier to either (i) perform at the level that meets the corresponding Service Level during any particular Measurement Period, or (ii) to (A) properly monitor or measure any Service Level, or (B) report on the performance for any Service Level in accordance with Section 3.3 below.

Schedule B	B -1	Health Net/Cognizant Confidential

Final Execution Version

(j)	“Weighting Factor” means the portion of the Pool Percentage Available for Allocation that Health Net has allocated with respect to a Critical Service Level. The Weighting Factor for each of the Critical Service Levels as of the Effective Date are set forth in Exhibit B-1, and shall be subject to modification pursuant to Section 5 of this Schedule B.

2.2	Other Terms

Other terms used in this Schedule B (or any Exhibit or Attachment to this Schedule B) are either defined in the context in which they are used or are defined elsewhere in this Agreement, and in each case shall have the meanings there indicated.

3	MEASUREMENT, REPORTING AND SUPPORTING INFORMATION

3.1	Measurement

(a)	Except as otherwise expressly provided for a particular Service Level in Exhibit B-1, the Measurement Period for each Service Level shall be each calendar month during the Term.

(b)	Except as otherwise expressly indicated in this Schedule B, all references to time of day in this Schedule B shall refer to Pacific Time (“PT”), and any reference to “hour” or “hours” shall mean clock hours.

3.2	Measurement Tools

(a)	Supplier shall measure its performance with respect to each Service Level using the corresponding measurement tools, processes and methodologies identified for such Service Level in Exhibit B-1, or as specified pursuant to Sections 3.2(c), and 5.2(c)(i) of this Schedule B.

(b)	Supplier shall provide (except as expressly stated otherwise in this Agreement) and utilize the necessary measurement and monitoring tools and procedures required to measure and report Supplier’s performance of the Services against the applicable Service Levels. Such measurement and monitoring shall permit reporting at a level of detail sufficient to verify compliance with the Service Levels, and will be subject to verification and review by Health Net. Supplier shall provide Health Net with information and access to such tools and procedures upon request, for purposes of verification.

(c)	If, after the Effective Date, Supplier desires to use a different measurement tool, process or methodology for any Service Level, Supplier shall provide written notice to Health Net proposing:

(i)	the alternative measurement tool, process or methodology; and

(ii)	any reasonable adjustments to the Service Levels that are necessary to account for any increased or decreased sensitivity that will likely result from use of the alternative measurement tool, process or methodology.

Supplier may utilize such alternative measurement tool, process or methodology only to the extent such tool, and any associated Service Level adjustments, are approved in

Schedule B	B -2	Health Net/Cognizant Confidential

Final Execution Version

writing by Health Net.

3.3	Reports and Supporting Information

(a)	Supplier shall deliver the Monthly Performance Report to Health Net in accordance with Section 17.3 of the Terms and Conditions.

(b)	Upon Health Net’s request, Supplier shall provide to Health Net detailed supporting information (including raw performance data) relating to Supplier’s performance relative to the Service Levels. Such information shall at a minimum include all information that is necessary for Health Net to verify the accuracy of Service Level measurements and reporting, and any other supporting information requested by Health Net to the extent it is available to Supplier.

(c)	Supplier shall make the reporting and supporting information described in this Section 3.3, available to Health Net both (i) in a form suitable for use on a personal computer; and (ii) via a secure website; provided, however, that if requested by Health Net, Supplier shall also provide to Health Net “real time” electronic access to performance data (i.e., access to performance data that reflects performance at the then-present time), to the extent that the agreed-upon measurement tools used to measure performance are capable of providing such access. To the extent that such tools are not capable of providing Health Net with such “real time” access, Supplier shall promptly provide access to timely data upon Health Net’s request.

4	SERVICE LEVEL METHODOLOGY

4.1	General

(a)	Subject to Section 4.2 of this Schedule B, commencing on the Services Commencement Date Supplier shall meet or exceed each of the Service Levels. Service Levels constitute one means, but not the exclusive means, of measuring Supplier’s performance of its commitment under Section 5.4 of the Terms and Conditions. If a Service Level includes multiple conditions or components (e.g., components (a), (b) and(c)), then Supplier’s performance must satisfy each and every condition or component (i.e., components (a), (b) and (c)) to achieve the corresponding Service Level.

(b)	If any portion of the Services are to be provided from a business continuity recovery environment, the Service Levels shall continue to apply; except to the extent a disaster occurring at a Health Net facility prevents Supplier from meeting such Service Levels.

4.2	Service Level Codes

For each of the Service Levels set forth in Exhibit B-1, a corresponding “Code” has been designated in the “Code” column of the applicable table. The Codes have the following meanings:

(a)	“Code 1” – Code 1 has been assigned to Service Levels for which Health Net believes it has performance data showing that such Service Levels were achieved by Health Net prior to the Effective Date. Supplier shall meet or exceed each Code 1 Service Level beginning on the Service Commencement Date, subject to the following:

Schedule B	B -3	Health Net/Cognizant Confidential

Final Execution Version

(i)	During Transition, Supplier shall have the opportunity to review such data. If the Parties agree that such data does not demonstrate a history of compliance with a particular Code 1 Service Level, they shall (A) first work in good faith to establish a Service Level that both Parties agree is supported by the applicable performance data; and (B) if they are unable to agree upon the Service Level, then they shall follow the baselining process set forth in Section 5.2(c) to establish the Service Level.

(ii)	The process above shall be applied on an application-by-application basis for the Application Availability, Application Response Time, and On-Time Batch Processing Service Levels (i.e., Application Availability, Application Response Time, and On-Time Batch Processing for some but not all In-Scope Applications may need to be validated or baselined).

(b)	“Code 2” – Code 2 has been assigned to Service Levels that the Parties agree should be established through the baselining process set forth in Section 5.2(c).

(c)	“Code 3” – Code 3 has been assigned to the certain Service Levels for which a target has been set that Health Net has not consistently achieved prior to the Effective Date. The following applies to Code 3 Service Levels:

(i)	Beginning on the Service Commencement Date, Supplier shall meet or exceed the levels of performance achieved by Health Net prior to the Effective Date; and

(ii)	Within 60 days of the Service Commencement Date, Supplier shall provide Health Net with a plan for improving the Code 3 Service Levels to meet the target metrics set for such Service Levels. Upon approval from Health Net, Supplier shall implement the plan and begin meeting the Service Level on the date specified in the plan.

(d)	“Code 4” – Code 4 has been assigned to Service Levels that the Parties agree do not require validation or baselining. Service Provider shall meet or exceed Code 4 Service Levels beginning on the Service Commencement Date.

4.3	Failure to Perform

(a)	For each Service Level Failure, Supplier shall (i) investigate, assemble and preserve pertinent information with respect to, and report on the causes of, the problem, including performing a root cause analysis of the problem; (ii) advise Health Net, as and to the extent requested by Health Net, of the status of remedial efforts being undertaken with respect to such problem; (iii) minimize the impact of and correct the problem and begin meeting the Service Level; and (iv) take appropriate preventive measures so that the problem does not recur.

(b)	Supplier recognizes that a Critical Service Level Failure may have a material adverse impact on the business and operations of Health Net and that the damage from such Critical Service Level Failure is not susceptible to precise determination. Accordingly, in the event of a Critical Service Level Failure for reasons other than ***. This Section 4.3(b) shall not limit Health Net’s rights with respect to the events upon which Health Net may rely as a basis for Health Net’s termination of this Agreement for cause.

Schedule B	B -4	Health Net/Cognizant Confidential

Final Execution Version

(c)	Supplier shall not be relieved for any Service Level Failure caused by a Managed Third Party if such Service Level Failure arises from Supplier’s failure to manage such Managed Third Parties in accordance with the terms and conditions of this Agreement.

4.4	Excused Service Level Failures

If Supplier fails to meet a Service Level and establishes within two months after such failure that: (a) Health Net’s failure to perform a retained responsibility was the root cause of Supplier’s failure to meet such Service Level (e.g., providing the required infrastructure to host In-Scope Applications); (b) Supplier would have achieved such Service Level but for such Health Net failure; (c) Supplier used Commercially Reasonable Efforts to perform and achieve the Service Level notwithstanding the presence and impact of such Health Net failure; and (d) Supplier is without fault in causing such Health Net failure, then no Service Level Credit shall be assessed against Supplier for any resulting Service Level Failure, and Supplier shall otherwise be excused from achieving such Service Level for as long as Health Net fails to perform such retained responsibility and Supplier continues to use Commercially Reasonable Efforts to prevent, overcome, or mitigate the adverse effects of such failure to the extent required to achieve the applicable Service Level. Supplier shall not be excused from a failure to achieve a Service Level other than under this Section 4.4 or as expressly provided in this Agreement.

4.5	Service Level Credits

(a)	Calculation. For each Critical Service Level Failure, the applicable Service Level Credit referenced in Section 4.3(b) above shall be calculated in accordance with the following formula:

Service Level Credit = A x B

Where:

A = the applicable Weighting Factor; and
B = the Amount at Risk for such calendar month.

(b)	Notification. For each Critical Service Level Failure, Supplier shall report such failure to Health Net pursuant to Section 17.3(b) of the Terms and Conditions and Section 3.3 of this Schedule B. Such report will, at a minimum, (i) identify and describe as a “Critical Service Level Failure” such Critical Service Level Failure, and (ii) calculate the amount of the corresponding Service Level Credit, calculated pursuant to Section 4.5(a) of this Schedule B, that Health Net may elect pursuant to Section 4.3(b) of this Schedule B.

(c)	Limitations.

(i)	In no event shall the sum of the Weighting Factors for all Critical Service Levels exceed the Pool Percentage Available for Allocation.

(ii)	In no event shall the total amount of Service Level Credits payable by Supplier for Critical Service Level Failures occurring during a calendar month exceed the Amount at Risk for such calendar month.

Schedule B	B -5	Health Net/Cognizant Confidential

Final Execution Version

4.6	Excused SLA Penalty Methodology (f.k.a. “Earnback Opportunities”)

(a)	***

(b)	***

(c)	***

(d)	***

5	MODIFICATIONS AND IMPROVEMENTS TO SERVICE LEVELS.

5.1	Deletions of Service Levels

***.

5.2	Additions of Service Levels

***

(a)	If Health Net adds a new Service Level for which there is at *** of historical data within the past *** and such data indicates performance that is acceptable to Health Net, then the Service Level metric shall be the arithmetic mean of the most recent *** of historical data. For example, ***. Such Service Level shall become effective ***, but no earlier than *** after written notice from Health Net.

(b)	If Health Net adds a new Service Level for which there is at least *** of historical data within the ***, but such data does not indicate performance that is acceptable to Health Net, then, upon Health Net’s written request, Supplier will perform an assessment of the root causes of the unacceptable level of historical performance within ***.

(i)	At the end of such *** period, if Health Net reasonably determines that Supplier’s performance is below an acceptable level (e.g., by reference to industry standards), then ***.

(ii)	At the end of such *** period, if Health Net determines that Supplier’s performance is at an acceptable level, then the Service Level metric shall be determined in accordance with Section 5.2(a).

(c)	If Health Net adds a new Service Level for which at least *** of historical data within the past *** does not exist, then such Service Level *** in accordance with the following:

(i)	***

(ii)	***

(iii)	***

(iv)	***.

Schedule B	B -6	Health Net/Cognizant Confidential

Final Execution Version

5.3	Designation of Critical Service Levels and Weighting Factors

(a)	Critical Service Levels.

(i)	As of the Effective Date, the Critical Service Levels are designated by the letter “Y” appearing in the corresponding “Critical Service Level” column in Exhibit B-1.

(ii)	***.

(b)	Weighting Factors. ***:

(i)	***; and

(ii)	the sum of the Weighting Factors for all Critical Service Levels shall not exceed the Pool Percentage Available for Allocation.

5.4	Continuous Improvement

(a)	In addition to any improvements in Service Levels resulting from application of the review processes described in Section 5.5, then (except as otherwise set forth in Exhibit B-1 (i,e., with respect to those Service Levels or components thereof that are not eligible for improvement)):

(i)	***

(ii)	***

(b)	***.

5.5	Quarterly or Annual Meeting to adjust Service Levels

(a)	Health Net and Supplier will meet to review the Service Levels on a quarterly or annual basis to discuss the Service Levels***.

(b)	The Parties will also discuss in good faith revisions to Service Levels that may be appropriate as a result of material changes in the characteristics of Health Net’s In-Scope Application portfolio (e.g., re-engineering initiatives).

6	CUSTOMER SATISFACTION SURVEYS

(a)	Within ninety (90) calendar days after the Effective Date or as otherwise mutually agreed by the Parties, Supplier shall develop and propose for the approval of the Parties a draft customer satisfaction questionnaire (“Satisfaction Survey”) designed to measure the satisfaction of End Users and other third parties who interact with Supplier with Supplier’s provision of the Services. Following Health Net’s review of the foregoing, Supplier shall incorporate reasonable comments or suggestions of Health Net and shall finalize the Satisfaction Survey and process within sixty (60) calendar days after receiving Health Net’s comments and suggestions. The final Satisfaction Survey and process shall be subject to the approval of both Parties. Supplier shall periodically update the Satisfaction to reflect New Services or changes to existing Services; provided, however, that updates of the Satisfaction Survey and process shall be provided to Health Net for review, comment, and approval.

Schedule B	B -7	Health Net/Cognizant Confidential

Final Execution Version

(b)	Periodically (but in no event less than annually), Health Net shall conduct a survey using the Satisfaction Survey and process described in and agreed upon pursuant to this Section. Health Net shall provide to Supplier the survey responses. Supplier shall tally the results of such survey and report to Health Net the results, and integrating the results with previous survey results (e.g., performing trend analysis). The Parties shall meet to identify the areas of dissatisfaction as such dissatisfaction relates to the Services. Supplier shall prepare a project plan, with Health Net’s input and subject to Health Net’s final approval, that specifically addresses the steps Supplier shall take to correct such dissatisfaction. The project plan will specify the specific remedial steps Supplier shall take to rectify deficiencies in satisfaction, and the time frames in which Supplier will implement those steps.

Schedule B	B -8	Health Net/Cognizant Confidential